Exhibit 21.1

State, Province or
Country of
Name	Incorporation
Ajax Tocco International Limited	England
Ajax Tocco Magnethermic Canada Limited	Ontario
Ajax Tocco Magnethermic Corporation (8)	Ohio
Ajax Tocco Magnethermic (Shanghai) Co. Ltd. China	China
Ajax Tocco Magnethermic GmbH	Germany
Ajax Tocco Magnethermic Poland Spolka Z Oyranicgona Odpowiedgeshnoscea	Poland
Chambersburg Acquisition Corp.	Pennsylvania
Control Transformer, Inc.	Ohio
FECO, Inc.	Illinois
General Aluminum Mfg. Company	Ohio
ILS Technology, LLC	Ohio
Integrated Holding Company	Ohio
Integrated Logistics Company of Canada (1)	Nova Scotia
Integrated Logistics Holding Company	Ohio
Integrated Logistics Solutions de Mexico S.A. de C.V.	Mexico
Integrated Logistics Solutions, Inc.	Ohio
Integrated Logistics Solutions Limited	England
Integrated Logistics Solutions LLC (2)	Ohio
Japan Ajax Magnethermic Co. Ltd.	Japan
LLRM Acquisition Corp.	Ohio
NABS, Inc	New York
NABS Europe Limited	Scotland
NABS Supply Chain Solutions Limited	Hong Kong
NABS Supply Chain India Pvt. Ltd.	India
NABS Ireland Limited	Ireland
NABS Supply Chain Solutions Ptc. Ltd.	Singapore
NABS De Mexico s. de R.L. de C.V.	Mexico
NABS Industrial Components International Trading Co. Ltd.	Shanghai
Park-Ohio Forged & Machined Products LLC (7)	Ohio
Park-Ohio Industries, Inc. (3)	Ohio
Park-Ohio Industries (Shanghai) Co. Ltd.	China
Park-Ohio Products, Inc.	Ohio
Pharmaceutical Logistics, Inc.	Ohio
Pharmacy Wholesale Logistics, Inc.	Ohio
Precision Machining Connection LLC (4)	Ohio
RB&W Corporation of Canada	Ontario
RB&W Logistics of Canada, Inc.	Canada
RB&W Manufacturing LLC (5)	Ohio
Snow Dragon LLC	Ohio
Southwest Steel Processing LLC	Ohio
The Ajax Manufacturing Company (6)	Ohio
The Clancy Bing Company	Pennsylvania
Tocco, Inc.	Alabama
Ajax Tocco de Mexico S.A. de C.V.	Mexico

(1)	Doing business as Direct Fasteners

(2)	Doing business as RB&W Logistics, Arden Fasteners, Gateway Industrial Supply, Free Gate and Georgia Industrial Fasteners

(3)	Doing business as Park Drop Forge, Ohio Crankshaft and Park-Ohio Forged & Machined Products

(4)	Doing business as PMC Industries and M.P. Colinet

(5)	Doing business as Delo Screw Products, RB&W Manufacturing, Sabina Mfg., and American Fasteners

(6)	Doing business as Ajax Technologies and Forging Development

(7)	Doing business Kropp Forge

(8)	Doing business as PMC Colinet, Inc. and PMC Industries Corp.

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